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                                 EXHIBIT 10.6
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               [WERTHEIM SCHRODER & CO. INCORPORATED LETTERHEAD]


                                                               December 13, 1994
Special Committee
  of the Board of Directors
Ropak Corporation
660 South State College Blvd.
Fullerton, CA 92631
  Attention: Mr. Terry L. Nagelvoort


Gentlemen:

        This letter agreement (the "Agreement") confirms our understanding that Wertheim Schroder & Co. Incorporated ("Wertheim Schroder") has been retained by the Special Committee of the Board of Directors (the "Special Committee") of Ropak Corporation (the "Company") to represent the Special Committee as its exclusive financial advisor and in such other capacities as may be agreed with respect to the sale of the Company by way of merger or sale of all or substantially all of its assets or all of its stock (the "Transaction"), whether such Transaction is consummated with Linpac Mouldings Ltd. or any of its subsidiaries ("Linpac"), or any other party. This Agreement is an amendment to and modifies the agreement dated November 8, 1994 entered into by Wertheim Schroder and the Special Committee.

        For Wertheim Schroder's services, the Special Committee agrees that the Company shall reimburse Wertheim Schroder for its reasonable out of pocket expenses up to a maximum of $50,000 (as indicated in the November 8, 1994 agreement) and shall pay or cause to be paid to Wertheim Schroder (in addition to the fees payable pursuant to paragraph six of the November 8, 1994 agreement) a fee equal to 5% ("five percent") of the Incremental Consideration (as described below) upon successful completion of the Transaction. Wertheim Schroder's fee will be payable in cash at the closing of the Transaction. No fees previously paid by the Company to Wertheim Schroder prior to the completion of the Transaction shall be credited against the fee payable to Wertheim Schroder upon completion of the Transaction except that Wertheim Schroder will credit $10,000 ("ten thousand dollars") for each $.50 ("fifty cents") increment over a $10.50 per share price received by the Company's shareholders against the $50,000 ("fifty thousand dollars") financial advisory fee payable to Wertheim Schroder pursuant to the November 8, 1994 agreement at the closing or termination of the Transaction and will credit, for any portion of any such increment, the same pro rata portion of such $10,000. Such credit will not exceed a maximum of $50,000 ("fifty thousand dollars").

        The Incremental Consideration shall be equal to the difference between the Final Consideration (as described below) and the Aggregate Consideration (as described below).

        Regardless of whether the Transaction is consummated with Linpac or any other party, the Final Consideration shall be deemed to be in the case of the direct or indirect sale, including a merger, or all of the stock of the Company, an amount equal to the consideration, including cash, stock, notes or other evidence of indebtedness, irrespective of how such indebtedness is secured, paid per share multiplied by the










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[WERTHEIM SCHRODER & CO. INCORPORATED LETTERHEAD]

Special Committee
  of the Board of Directors
Ropak Corporation
December 13, 1994
Page 2


number of total shares outstanding less the total exercise price or all options and warrants. In determining the Final Consideration in the case of the sale of all of the stock of the Company, all options and warrants will be assumed to have been exercised, and the underlying shares will be included in the calculation of total shares outstanding. The preferred stock issued by Ropak Canada and purchased by Linpac will be assumed to have been converted into 577,778 shares of common stock of the Company, and these shares will also be included in the number of total shares outstanding for the purpose of calculating the Final Consideration. Shares issued pursuant to the enactment of anti-takeover provisions or as an inducement to a third party, such as, but not limited to, a rights plan, will not be included in the calculation of total shares outstanding.

        In the case of the sale of all or substantially all of the assets of the Company, the Final Consideration shall comprise those amounts received by the Company in exchange for such assets and paid in cash, stock, notes or other evidence of indebtedness, irrespective of how such indebtedness is secured. If such Final Consideration may be increased by contingent payments related to future earnings or operations, such as an "earnout," then the portion of our fee relating thereto shall be calculated and paid when and as such contingent payments are made. In the event that the Final Consideration is paid in whole or in part in securities, then the value of such securities for purposes of calculating our fee shall be the fair market value thereof.

        The Aggregate Consideration shall be deemed to be equal to the amount obtained by multiplying a price per share of $10.50 by the number of total shares outstanding and subtracting the total exercise price of all options and warrants. In determining the Aggregate Consideration, all options and warrants will be assumed to have been exercised, and the underlying shares will be included in the calculation of total shares outstanding. The preferred stock issued by Ropak Canada and purchased by Linpac will be assumed to have been converted into 577,778 shares of common stock of the Company, and these shares will also be included in the number of total shares outstanding for the purpose of calculating the Aggregate Consideration. Shares issued pursuant to the enactment of anti-takeover provisions or as an inducement to a third party, such as, but not limited to, a rights plan, will not be included in the calculation of total shares outstanding.


        If the Company decides to consider a transaction other than the sale of all or substantially all of its assets or all of its stock, such as, but not limited to, a sale of less than substantially all of its assets or a porition of its stock, then Wertheim Schroder will be entitled to a fee equal to a percentage of the total proceeds to be received by the Company and/or its stockholders in such transaction, which shall be agreed upon between Wertheim Schroder and the Special Committee when such a decision will have been made.

        The seventh and eighth full paragraphs of the November 8, 1994 agreement are hereby deleted and of no further force or effect.

        As we will be acting on your behalf, it is our practice to receive indemnification in accordance with the indemnification letter attached hereto, which is incorporated herein by reference.


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[WERTHEIM SCHRODER & CO. INCORPORATED LETTERHEAD]

Special Committee
  of the Board of Directors
Ropak Corporation
December 13, 1994
Page 3


        This Agreement may not be modified or amended except in writing duly executed by the parties hereto and shall be governed by and construed in accordance with the laws of the State of New York (without regard to any rules or principles of conflicts of law that might look to any jurisdiction outside the State of New York).

        This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnification provisions hereof. The Special Committee acknowledges and agrees that Wertheim Schroder is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement or the retention of Wertheim Schroder hereunder, all of which are hereby expressly waived. The Special Committee also agrees that Wertheim Schroder shall not have any liability to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming the Company for or in connection with the engagement of Wertheim Schroder, the Agreement and the transaction contemplated hereby (including, without limitation, the Transaction).

        The Special Committee represents and warrants that it has the required authority to enter into this Agreement and that the Company will be bound hereby and to the enclosed indemnification letter. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the duplicate of this Agreement and the indemnification letter enclosed.

                                        Very truly yours,

                                        WERTHEIM SCHRODER & CO. INCORPORATED



                                        By:      /s/ PETER J. HICKS
                                           --------------------------------
                                                     Peter J. Hicks

Agreed to and Accepted:

SPECIAL COMMITTEE OF THE BOARD OF
 DIRECTORS OF ROPAK CORPORATION


By:    /s/ TERRY L. NAGELVOORT
   ---------------------------------
   Chairman of the Special Committee
      of the Board of Directors


Date:        16 December 1994
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Wertheim Schroder & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016
                                                               December 13, 1994


Gentlemen:

        In addition to the fees and expenses which the Company has agreed to pay for the services to be performed pursuant to the letter agreement of even date herewith (the "Agreement"), the Company agrees: (i) to indemnify and hold Wertheim Schroder (which term for the purposes of this letter includes its directors, controlling persons (as such term is defined under the Securities Act of 1993), officers, employees and agents) harmless against and from all losses, claims, damages or liabilities, joint or several (and all actions, claims, proceedings and investigations in respect thereof), to which Wertheim Schroder may become subject in connection with its performance of the services described in the Agreement under any of the Agreement under any of the Federal securities laws, under any other statute, at common law or otherwise; (ii) that Wertheim Schroder will not be culpable for and will have no liability to the Company for or with respect to any and all losses, claims, damages or liabilities, joint or several, of the Company incurred in connection with Wertheim Schroder's performance of the services described in the Agreement; and (iii) in each case to reimburse Wertheim Schroder for all reasonable legal and other out-of-pocket expenses (including the cost of investigation and preparation) as and when incurred by Wertheim Schroder arising out of or in connection with any action, claim, proceeding or investigation (whether initiated or conducted by the Company or any other party) in connection therewith, whether or not resulting in any liability (and whether or not Wertheim Schroder is a defendant in, or target of, any such action, claim, proceeding or investigation); provided, however, that the Company shall not be liable to Wertheim Schroder pursuant to clauses (i) and
(iii) above and the Company's exculpation of Wertheim Schroder pursuant to clause (ii) above shall not apply in any such case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from Wertheim Schroder's gross negligence or willful misconduct in performing the services which are the subject of the Agreement. If for any reason the foregoing indemnification (including reimbursement pursuant to clause (iii) above) or exculpation is unavailable to Wertheim Schroder or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Wertheim Schroder as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Wertheim Schroder on the other hand but also the relative fault of the Company and Wertheim Schroder as well as any relevant equitable considerations, provided that, in no event, will Wertheim Schroder's aggregate contribution hereunder exceed the amount of fees actually received by Wertheim Schroder pursuant to the Agreement. The indemnity, exculpation, reimbursement and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall survive any termination of the Agreement and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and Wertheim Schroder.

        If any action, claim, proceeding or investigation is instituted or threatened against Wertheim Schroder in respect of which indemnity may be sought against the Company hereunder, Wertheim Schroder shall promptly notify the Company thereof in writing, but the omission so to notify the Company shall not relieve the Company from any other obligation or liability that the Company may have to Wertheim Schroder under this letter or otherwise except to the extent that the failure to so notify the Company adversly affects the Company's rights in any such claim, proceeding or investigation. Wertheim Schroder will have the right to retain counsel of its choice to represent Wertheim Schroder in connectin with any such action, claim, proceeding or investigation, provided that such counsel shall be reasonably satisfactory to the Company. The Company will not be liable hereunder for any settlement thereof by Wertheim Schroder without the Company's written consent, which will not be unreasonably withheld.

        Terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement.

                                          Very truly yours,

                                          SPECIAL COMMITTEE OF THE BOARD OF
                                            DIRECTORS OF ROPAK CORPORATION

                                          By:      /s/ TERRY L. NAGELVOORT
                                              ---------------------------------
                                              Chairman of the Special Committee
                                                of the Board of Directors

Confirmed an Agreed to:
WERTHEIM SCHRODER & CO. INCORPORATED


By:       /s/ PETER J. HICKS
    ----------------------------------